UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2007

Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

20 Bushes Lane Elmwood Park, New Jersey (Address of Principal Executive Offices)	07407 (Zip Code)

Registrant's telephone number, including area code: (201) 791-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2007 (the “Closing Date”), we entered into a Third Amendment to Demand Secured Promissory Note and Loan Modification Agreement (the “Third Amendment”) with Presidential Financial Corporation of Delaware, a New Jersey corporation (“Presidential”). We previously entered into a Loan Agreement and Security Agreement (the “Loan Agreement”) with Presidential on February 22, 2005 for a line of credit pursuant to which we issued the original Demand Secured Promissory Note in a principal amount of $1,250,000. We entered into a Second Amendment to Demand Secured Promissory Note and Loan Modification Agreement on July 10, 2006 pursuant to which we increased our line of credit with Presidential to $2,500,000. The Third Amendment, among other things, increases our existing line of credit with Presidential to $8,000,000, lowers the interest rate on the borrowings under the line of credit and reduces certain fees and other charges, all as described in more detail in “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 3, 2007 we entered into the Third Amendment with Presidential. The following is a summary of the material terms of the Third Amendment:

•	The available line of credit under the Loan Agreement increased from $2,500,000 to $8,000,000;

•
The interest rate charge was decreased from two percent (2.0%) per annum above the prime rate of interest quoted in the Wall Street Journal (the “Prime Rate”) to one and a half percent (1.5%) per annum above the Prime Rate;

•	The service charge rate under the Loan Agreement was changed from 1.00% every thirty days to 0.25% of the average daily loan balance for the month;

•	The monthly minimum charge was changed from a monthly minimum service charge requirement of $1,500 to a minimum monthly loan balance requirement of $1,500,000; and

•	The term of the line of credit was extended for a period of twelve (12) months from the date of the Third Amendment.

All other material terms of the Loan Agreement were unchanged and continue to remain in effect.

The foregoing description of the Third Amendment does not purport to be a complete statement of the parties’ rights under the Third Amendment and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma financial information

Not applicable.

(c)	Exhibits

10.1
Third Amendment to Demand Secured Promissory Note and Loan Modification Agreement, dated as of April 3, 2007, by and among BCI Communications, Inc. and Berliner Communications, Inc. f/k/a Novo Networks, Inc. and Richard B. Berliner, and Presidential Financial Corporation of Delaware Valley.

10.2
Loan and Security Agreement, dated as of February 22, 2005, by and among BCI Communications, Inc. and Berliner Communications, Inc. f/k/a Novo Networks, Inc. and Richard B. Berliner, and Presidential Financial Corporation of Delaware Valley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: April 9, 2007	By:	/s/ Richard Berliner
	Name: Title:	Richard Berliner Chief Executive Officer